Exhibit 10.3

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 28th day of January, 2021, by and among TPG Pace Tech Opportunities Corp., a Cayman Islands exempted company, which shall be domesticated as a Delaware corporation prior to the closing of the Business Combination (as defined herein) (the “Issuer”), and [                ] (“Subscriber”).

WHEREAS, the Issuer, TPG Pace Tech Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Issuer, TCV VIII (A) VT, Inc., a Delaware corporation, LCSOF XI VT, Inc., a Delaware corporation, TPG Pace Blocker Merger Sub I Inc., a Delaware corporation, TPG Pace Blocker Merger Sub II Inc., a Delaware corporation, and Live Learning Technologies LLC, d/b/a Nerdy, a limited liability company (“Nerdy”), and the other parties thereto, have entered into that certain Business Combination Agreement, dated as of January 28, 2021 (as it may be amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other things, the Issuer will acquire Nerdy on the terms and subject to the conditions set forth therein (the “Business Combination”);

WHEREAS, prior to the Business Combination, on the terms and conditions set forth in the Business Combination Agreement, the Issuer shall domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Cayman Islands Companies Law (2020 Revision) (the “Domestication”);

WHEREAS, in connection with the Domestication, the Issuer shall file a certificate of incorporation with the state of Delaware that, among other things, authorizes the issuance of shares of Class A Common Stock, par value $0.0001 per share (“Class A Shares”), by the Issuer;

WHEREAS, as a result of the Domestication, among other things, (i) each Class F ordinary share, par value $0.0001 (“Class F Ordinary Share”), of the Issuer will automatically, on a one-for-one basis, convert into a share of Class F common stock, par value $0.0001 (“Class F Common Share”), and immediately thereafter, each Class F Common Share will convert into certain Class A Shares of the Issuer in accordance with the Certificate of Incorporation, and (ii) each warrant to purchase a Class A Ordinary Share will convert into one warrant to purchase a Class A Share;

WHEREAS, in connection with the Business Combination, Subscriber desires to subscribe for and purchase from the Issuer that number of Class A Shares of the Issuer set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share, or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Subscription Closing (as defined below); and

WHEREAS, in connection with the Business Combination, certain other “accredited investors” (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) have entered into subscription agreements with the Issuer substantially similar to this Subscription Agreement, pursuant to which such investors (the “Other Subscribers”) have

agreed to purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date, [                ] Class A Shares, in the aggregate, at the Purchase Price (the “Other Subscription Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Closing.

(a) The “Subscription Closing” shall occur on the date of, and immediately prior to, the consummation of the Business Combination (the “Closing Date”). At least three (3) business days before the anticipated Closing Date, the Issuer shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Issuer. No later than two (2) business days prior to the Closing Date set forth in the Closing Notice, the Subscriber shall deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Acquired Shares to the Subscriber. The Subscriber shall deliver to the Issuer, on or prior to the date that immediately precedes the Closing Date,1 to be held in escrow until the Subscription Closing, the Purchase Price in cash via wire transfer to the account specified in the Closing Notice. On the Closing Date, the Purchase Price shall be released from escrow against and concurrently with delivery by the Issuer to Subscriber of (i) the Acquired Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a copy of the records of, or correspondence from, the Issuer’s transfer agent (the “Transfer Agent”) reflecting Subscriber as the owner of the Acquired Shares on and as of the Closing Date. In the event the Business Combination does not occur within one (1) business day of the Closing Date specified in the

[1]

For any Subscriber that is an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or that is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940 (the “Investment Advisers Act”), substitute the following closing mechanics in lieu of those described in the fourth and fifth sentences of this Section 2(a): “The Subscriber shall initiate funding of the Purchase Price to the Issuer by no later than 6:00 a.m. New York City time on the Closing Date, via wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice; provided, that the Subscriber shall not be obligated to initiate funding of the Purchase Price or consummate the Subscription Closing until the Issuer has delivered to the Subscriber (i) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a copy of the records of, or correspondence from, the Issuer’s transfer agent (the “Transfer Agent”) reflecting Subscriber as the owner of the Acquired Shares on and as of the Closing Date or the business day immediately preceding the Closing Date, as applicable. In the event the Purchase Price has not been delivered within one (1) business day of the issuance of the Acquired Shares, such issuance shall be deemed to be null and void and the Issuer shall promptly reverse and cancel any book entries reflecting the issuance of the Acquired Shares.”

Closing Notice, the Issuer shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber, and the Subscriber shall be deemed to have requested that the Acquired Shares be surrendered to the Issuer for nil consideration. If this Subscription Agreement terminates following the delivery by the Subscriber of the Purchase Price, the Issuer shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to the Subscriber, whether or not the closing of the Business Combination shall have occurred.

(b) For the purposes of this Subscription Agreement, “business day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

(c) The obligation of the Issuer to consummate the transaction contemplated hereunder are subject to the conditions that, on the Closing Date:

(i) The Placement Agents (as defined herein) shall have received a signed copy of the “Eligibility Representations of Subscriber” questionnaire in substantially the form attached as Schedule A hereto no later than the Closing Date; and

(ii) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, other than (x) those representations and warranties qualified by materiality, Material Adverse Effect or similar qualification, which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects), and consummation of the Subscription Closing shall constitute a reaffirmation by the Subscriber of each of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the Closing Date, but in each case without giving effect to the consummation of the Business Combination.

(d) The obligations of the Subscriber to consummate the transactions contemplated hereunder are subject to the conditions that, at the Closing Date:

(i) all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, other than (x) those representations and warranties qualified by materiality, Material Adverse Effect or similar qualification, which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects), and consummation of the Subscription Closing shall constitute a reaffirmation by the Issuer of each of the representations and warranties of the Issuer contained in this Subscription Agreement as of the Closing Date, but in each case without giving effect to consummation of the Business Combination;

(ii) the Issuer shall have performed, satisfied and complied (unless waived) in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by them at or prior to the Subscription Closing; and

(iii) the terms of the Business Combination Agreement shall not have been amended in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement unless Subscriber has consented in writing to such amendment, modification or waiver. For the avoidance of doubt, the parties hereto acknowledge and agree that any amendment or extension of the Outside Date (as defined in the Business Combination Agreement) shall not materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement.

(e) The obligations of each of the Issuer and Subscriber to consummate the transactions contemplated hereunder are subject to the conditions that, on the Closing Date;

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;

(ii) all conditions precedent to the closing of the Business Combination in Article X of the Business Combination Agreement, including all necessary approvals of the Issuer’s shareholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Business Combination, but subject to satisfaction of such conditions as of the closing of the Business Combination); and

(iii) no suspension of the qualification of the Acquired Shares for the offering, sale or trade shall have been initiated or, to the Issuer’s knowledge, threatened, in any jurisdiction, including by the Securities and Exchange Commission (the “Commission”).

(f) At the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. Issuer Representations and Warranties. The Issuer represents and warrants to the Subscriber and to the Placement Agents that:

(a) The Issuer has been duly incorporated and as of the date hereof, is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Subscription Closing, the Issuer shall be duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(c) As of the Subscription Closing, the Acquired Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation (as in effect at such time of issuance) or under the laws of the State of Delaware.

(d) This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, this Subscription Agreement is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e) The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), the issuance and sale by the Issuer of the Acquired Shares and the consummation of the other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Issuer (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with its obligations under this Subscription Agreement.

(f) There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the Closing Date.

(g) The Issuer is not in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(h) The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Commission of the Registration Statement (as defined below), (ii) the filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 8(s) of this Subscription Agreement, (v) those required by the New York Stock Exchange (the “NYSE”), including with respect to obtaining stockholder approval, and (vi) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(i) As of the date of this Subscription Agreement, the authorized capital shares of the Issuer consists of (i) 200,000,000 Class A Ordinary Shares; (ii) 20,000,000 Class F Ordinary Shares; and (iii) 1,000,000 preference shares, par value $0.0001 per share (“Preference Shares”). As of the date hereof: (i) no Preference Shares are issued and outstanding; (ii) 45,000,000 Class A Ordinary Shares are issued and outstanding; (iii) 11,250,000 Class F Ordinary Shares are issued and outstanding; and (iv) 16,333,333 warrants to purchase 16,333,333 Class A Ordinary Shares are outstanding.

(j) The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation, would not individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(k) The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the NYSE under the symbol “PACE”. Following the Domestication, the Acquired Shares are expected to be registered under the Exchange Act and to be listed for trading on the NYSE. Except as otherwise disclosed by the Issuer in the SEC Documents (as defined below), there is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the NYSE or the Commission with respect to any intention by such entity to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares on the NYSE, excluding, for the purposes of clarity, the customary ongoing review of the NYSE in connection with the Business Combination. The Issuer has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act prior to the Subscription Closing, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Class A Shares.

(l) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber.

(m) Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(n) Following the Subscription Closing, the Acquired Shares will not be subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the undersigned to pledge, sell, assign or otherwise transfer the Acquired Shares under any organizational document or agreement of, by or with the Issuer, but excluding the restrictions on transfer described in Section 4(f) hereof with respect to the status of the Acquired Shares as “restricted securities” pending their registration for resale under the Securities Act in accordance with the terms of this Subscription Agreement.

(o) The Issuer has not entered into any side letter or similar agreement with any Other Subscriber pursuant to Other Subscription Agreements or any other investor in connection with such investor’s direct or indirect investment in the Issuer other than (i) the Business Combination Agreement and any other agreement contemplated by the Business Combination Agreement, (ii) the Other Subscription Agreements and (iii) agreements or forms thereof that have been publicly filed via the Commission’s EDGAR system, including filings made by the Issuer. No Other Subscription Agreement (other than any Other Subscription Agreements entered into by investment companies registered under the Investment Company Act of 1940, as amended, or investors advised by an investment adviser subject to regulation under the Investment Advisers Act as contemplated by Section 2(a) hereof) contains terms (economic or otherwise) more favorable to any such other subscribers than as set forth in this Subscription Agreement. The Issuer has not agreed and will not agree to issue any warrant to any person in connection with the Business Combination.

(p) The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by the Issuer with the Commission since its initial registration of its Class A Ordinary Shares (the “SEC Documents”) and prior to the date of this Subscription Agreement, which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Issuer makes no such representation or warranty with respect to the Registration Statement on Form S-4 filed or to be filed by the Issuer, including the proxy statement/prospectus related thereto, with respect to the Business Combination or any other information relating to the Issuer, Nerdy or any of their respective affiliates included in any SEC Document or filed as an exhibit thereto. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the

Commission since its inception. The financial statements of the Issuer included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly presents in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Issuer from the Commission Staff with respect to any of the SEC Documents.

(q) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) suit, action, charge, complaint, arbitration, labor dispute or similar proceeding pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(r) The Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any shareholder or affiliate of the Issuer, and is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Acquired Shares, other than Deutsche Bank Securities Inc. (“DB”), J.P. Morgan Securities LLC (“J.P. Morgan”), Barclays Capital Inc. (“Barclays,” and together with DB and J.P. Morgan, the “Placement Agents,” and each a “Placement Agent”), and TPG Capital BD, LLC.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Issuer and the Placement Agents that:

(a) If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Subscriber in connection with the consummation of the transactions contemplated by this Subscription Agreement.

(d) The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Subscriber and any of its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

(e) Subscriber is (i) an Institutional Account as defined in FINRA Rule 4512(c), (ii) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (iii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares. Subscriber qualifies under the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(f) Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met or, (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to the so-called “Section 4(a)(1 1⁄2)”), and in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect.

Subscriber acknowledges and agrees that the Acquired Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144A promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Acquired Shares. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Acquired Shares.

(g) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by or on behalf of the Issuer, Nerdy, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in Section 3 of this Subscription Agreement.

(h) Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, (“ERISA”) as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(i) In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer, Nerdy and the Business Combination. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Placement Agents concerning the Issuer, Nerdy, the Business Combination, the Acquired Shares or the offer and sale of the Acquired Shares.

(j) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer, the Placement Agents or a representative of the Issuer or the Placement Agents, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer, the Placement Agents or a representative of the Issuer or the Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws or any applicable laws of any other jurisdiction.

(k) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(l) Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(m) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(n) Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, or the United Kingdom (collectively “Sanctions Lists”), (ii) directly or indirectly owned or controlled by, or acting on behalf of, a person, that is named on a Sanctions List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member states, or the United Kingdom, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act or (vi) the Government of Venezuela, as defined in Executive Order 13884 of August 5, 2019. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the Sanctions Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(o) If Subscriber is or is acting on behalf of an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-

U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that none of the Issuer or any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares.

(p) Subscriber has, and at the Subscription Closing will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a).

(q) If Subscriber is located in the United Kingdom or a member state of the European Economic Area, it represents and warrants that it is a qualified investor (within the meaning of Regulation (EU) 2017/1129).

(r) If Subscriber is located in the United Kingdom, Subscriber represents and warrants that it is a person of a kind described in articles 19(5) or 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (SI 2005/1529) (as amended) or is otherwise a person to whom an invitation or inducement to engage in investment activity may be communicated without contravening section 21 of the Financial Services and Markets Act 2000.

(s) If Subscriber is located in Oman, it represents and warrants that it is a sophisticated investor (as described in Article 139 of the Executive Regulations of the Capital Market Law).

(t) No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Acquired Shares.

(u) None of the Placement Agents nor any of their respective members, directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to the Issuer or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Issuer.

(v) In connection with the issue and purchase of the Acquired Shares, no Placement Agent has acted as the Subscriber’s financial advisor or fiduciary.

5. Registration Rights.

(a) The Issuer agrees (i) to use commercially reasonable efforts to submit to or file with the Commission within thirty (30) calendar days after the Subscription Closing (the “Filing Date”) a registration statement on Form S-3, or if the Issuer is ineligible to use Form S-3, on Form S-1, for the resale (including any successor registration statement covering the resale of the Acquired Shares, the “Registration Statement”) of the Acquired Shares (and any other equity security of the Issuer issued or issuable with respect to the Acquired Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) pursuant to Rule 415 under the Securities Act, (ii) to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof but no later than the earlier of (a) the 90th calendar day (or 120th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Subscription Closing and (b) the 10th business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”) and, in any event, shall use best efforts to cause the Registration Statement to be declared effective under the Securities Act within one year of the date of this Agreement; provided, however, that the Issuer’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder. The Issuer shall maintain the Registration Statement in accordance with the terms of this Section 5, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep such Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act through the period contemplated by Section 5.01(a)(i). In the event the Issuer files a Registration Statement on Form S-1, the Issuer shall use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as practicable after the Issuer is eligible to use Form S-3. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 5.

In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Subscriber ceases to hold any Acquired Shares, (ii) the date all Acquired Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three (3) years from the “Effective Date” of the Registration Statement. “Effective Date” as used herein shall mean the date on which the Registration Statement is first declared effective by the Commission. The period of time during which the Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise Subscriber within five (5) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein (in the case of a Registration Statement) or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Issuer;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 5(b)(ii)(5) above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Class A Shares have been listed; and

(vi) during the Registration Period, use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and to enable Subscriber to sell the Acquired Shares under Rule 144.

Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements or is otherwise necessary for the Registration Statement to not contain a material misstatement or omission (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein (in the case of a Registration Statement) or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(b) Subscriber may deliver written notice (including via email in accordance with Section 8(q)) (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(b)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(c) The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless each Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of each Subscriber, and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket costs (including, without limitation, reasonable and documented costs of preparation and investigation and reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) and all other reasonable and documented out-of-pocket expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Subscriber furnished in writing to the Issuer by such Subscriber expressly for use therein.

The Issuer shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Issuer is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by such Subscriber.

(d) Each Subscriber shall, severally and not jointly with any other selling shareholder named in the Registration Statement, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all Losses, as incurred, caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Subscriber furnished in writing to the Issuer by such Subscriber expressly for use therein. In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

(e) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto (and Nerdy) to terminate this Subscription Agreement, or (c) if any of the conditions to the Subscription Closing set forth in Section 2 of this Subscription Agreement are not satisfied at, or are not capable of being satisfied on or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Subscription Closing; or (d) at the election of the Subscriber, on or after the “Outside Date” as defined in the Business Combination Agreement (as such Outside Date may be amended or extended from time to time); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Issuer shall promptly notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by Subscriber of the Purchase Price for the Acquired Shares, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber without any deduction or set-off.

7. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated October 6, 2020 (the “Prospectus”), available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of its initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Issuer, its public shareholders and the underwriters of its initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, that nothing in this Section 7 shall be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement.

8. Miscellaneous.

(a) Each book entry for the Acquired Shares shall contain a notation, and each certificate (if any) evidencing the Acquired Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(b) Following the Subscription Closing, the Issuer shall cooperate with Subscriber, at its request, to facilitate the timely preparation and delivery of physical certificates representing the Acquired Shares and enable such certificates to be in such denominations or amounts, as the case may be, as Subscriber may reasonably request and registered in such names as Subscriber may request.

(c) If the Acquired Shares are eligible to be sold pursuant to an effective Registration Statement or without restriction under, and without the Issuer being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Subscriber’s request, including in connection with any transfer by the Subscriber of to the account of a DTC participant without prior sale, the Issuer will cause the Transfer Agent to remove any remaining restrictive legend set forth on such Acquired Shares. In connection therewith, if required by the Transfer Agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with the Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent that authorize and direct the Transfer Agent to issue such Acquired Shares without any such legend.

(d) Subscriber acknowledges that the Issuer and the Placement Agents and others and, following the Closing, Nerdy, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement. The Issuer acknowledges that the Subscriber will rely on the acknowledgements, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Subscription Closing, Subscriber agrees to promptly notify the Issuer, Nerdy and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of the Subscriber set forth herein are no longer accurate in all material respects. The parties further acknowledge and agree that the Placement Agents are third-party beneficiaries of the representations and warranties of the parties contained in this Subscription Agreement.

(e) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person (including, without limitation, the Issuer, Nerdy, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Issuer expressly contained in Section 3 of this Subscription Agreement in making its investment or decision to invest in the Issuer. Subscriber agrees that none of (i) any Other Subscriber pursuant to Other Subscription Agreements entered into in connection with the offering of Acquired Shares (including the affiliates or controlling persons, members, officers, directors, partners, agents, or employees of any such other purchaser), (ii) the Placement Agents, their respective affiliates or any of its or their respective affiliates’ control persons, officers, directors or employees, (iii) any other party to the Business Combination Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, or (iv) any affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, Nerdy or any other party to the Business Combination Agreement shall be liable to Subscriber, or to any Other Subscriber, pursuant to this Subscription Agreement or the Other Subscription Agreements entered into in connection with the offering of Acquired Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares. On behalf of itself and its affiliates, the Subscriber releases each of the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

(f) Each of the Issuer, the Placement Agents, Nerdy and Subscriber is entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(g) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned, except (x) with the written consent of the Issuer to be given in its sole discretion and (y) that Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber or an affiliate thereof), subject to, if such transfer or assignment is prior to the Subscription Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement; provided, that no such transfer or assignment shall relieve Subscriber of its obligations hereunder. Neither this Subscription Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned except as set forth above.

(h) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

(i) The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(j) This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

(k) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(l) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(m) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n) This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(o) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(p) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(q) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

c/o TPG Pace Tech Opportunities Corp.

301 Commerce St., Suite 3300

Fort Worth, TX 76102

Attn: General Counsel

Email: officeofgeneralcounsel@tpg.com

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: Sarah K. Morgan

Email: smorgan@velaw.com

(iii) if to the Placement Agents, to:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Equity Capital Markets – Syndicate Desk

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Equity Syndicate Desk

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

with a required copy to (which copy shall not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Paul D. Tropp, Esq. and Christopher J. Capuzzi, Esq.

Paul.tropp@ropesgray.com and

Chistopher.Capuzzi@ropesgray.com

(r) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8(q) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(r).

(s) The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the Commission a Current Report on Form 8-K or a Form S-4 for the Business Combination (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, the Business Combination and any other material, nonpublic information that the Issuer or any of its officers, employees or agents on behalf of the Issuer, has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer or any of its affiliates, and, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, non-public information received directly from the Issuer or any of its officers, directors or employees or indirectly from the Placement Agents. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not, and shall cause its representatives, including the Placement Agents and their respective representatives, to not, publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or marketing materials, or for any similar or related purpose, or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) the filing of a form of this Subscription Agreement with the Commission and in the related Current Report on Form 8-K in a manner acceptable to Subscriber, and (iii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of the NYSE, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iii). Notwithstanding any of the foregoing, any Subscriber may elect to permit the Issuer (and the Placement Agents and their respective representatives) to publicly disclose the name of such Subscriber and any of its affiliates, or include the name of such

Subscriber and any of its affiliates in any press release or marketing materials, or for any similar or related purpose, or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, by checking the box next to their name on the signature pages to this Subscription Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

TPG PACE TECH OPPORTUNITIES CORP.

By:
Name:
Title:

Date: , 2021

Signature Page to

Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: , 2021

☐ Subscriber consents to the disclosure of its name in accordance with Section 8(s)	☐ Joint Subscriber consents to the disclosure of its name in accordance with Section 8(s)

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Signature Page to

Subscription Agreement

Aggregate Number of Acquired Shares subscribed for:

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Number of Acquired Shares subscribed for and Aggregate Purchase Price as of                 , 2021, accepted and agreed to as of this                  day of                 , 2021, by:

TPG PACE TECH OPPORTUNITIES CORP.

By:
Name:
Title:

Signature of Subscriber:

[ ]

By:
Name:
Title:

Signature Page to

Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

3.	☐ We are an “Institutional Account” (as defined in FINRA Rule 4512(c)).

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an institutional “accredited investor.”

2.	☐ We are not a natural person.

3.	☐ We are an “Institutional Account” (as defined in FINRA Rule 4512(c)).

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall include any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	Any rural business investment company (“RBIC”) as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐

Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

Schedule A-2

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii).

Schedule A-3